UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of principal executive offices including Zip Code)

(212) 697-9660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful.

Item 1.01.  Entry into a Material Definitive Agreement.

On October 23, 2009, Warren Resources, Inc., a Maryland corporation (“Warren”), entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp. and RBC Capital Markets Corporation, as representatives for the underwriters, relating to a proposed public offering of up to 11,775,000 shares of Warren’s common stock, par value $0.0001 per share (“Common Stock”), at a price of $2.60 per share to certain purchasers. Warren expects to receive net proceeds, after underwriting commissions but before expenses, of approximately $29.3 million. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The closing for the sale of shares of Common Stock is expected to take place on or before October 28, 2009, subject to the satisfaction of customary closing conditions.

The shares of Common Stock being offered by Warren in this offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-158125), which the Securities and Exchange Commission declared effective on October 2, 2009.

Item 7.01.  Regulation FD Disclosure.

On October 23, 2009, Warren issued a press release announcing the pricing of the offering of Common Stock described in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Title of Document	Location

1.1	Underwriting Agreement dated October 23, 2009	Attached
5.1	Legal Opinion of Patton Boggs, LLP	Attached
23.1	Consent of Patton Boggs, LLP (see Exhibit 5.1)	Attached
99.1	Press Release dated October 23, 2009	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2009

WARREN RESOURCES, INC.

By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title of Document	Location

1.1	Underwriting Agreement dated October 23, 2009	Attached
5.1	Legal Opinion of Patton Boggs, LLP	Attached
23.1	Consent of Patton Boggs LLP (see Exhibit 5.1)	Attached
99.1	Press Release dated October 23, 2009	Attached